HSBC Finance Corporation

EXHIBIT 99.1

HSBC FINANCE CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information and explanatory notes (the "Pro Forma Financial Information") present the historical condensed consolidated balance sheet for HSBC Finance Corporation (“HSBC Finance”) at December 31, 2016 and the historical consolidated statement of income (loss) for HSBC Finance for the year ended December 31, 2016, along with the unaudited pro forma condensed consolidated balance sheet for HSBC Finance at December 31, 2016 and the unaudited pro forma consolidated statement of income (loss) for HSBC Finance for the year ended December 31, 2016. The Pro Forma Financial Information gives effect to the pro forma adjustments relating to the following transactions (collectively, the "Receivable Sale Transactions") and includes all adjustments directly attributable to the Receivable Sale Transactions described below that are factually supportable:

•
March 2017 Receivable Sale: The March 8, 2017 sale of real estate secured receivables with an unpaid principal balance of approximately $2.8 billion (aggregate carrying value of approximately $2.7 billion) at the time of sale. Aggregate cash consideration received totaled approximately $2.9 billion resulting in an after-tax gain of approximately $125 million, net of transaction costs, which will be recorded in the first quarter of 2017.

•
February 2017 Receivable Sale: The February 23, 2017 sale of real estate secured receivables with an unpaid principal balance of approximately $1.6 billion (aggregate carrying value of approximately $1.0 billion) at the time of sale. Aggregate cash consideration received totaled approximately $1.5 billion resulting in an after-tax gain of approximately $270 million, net of transaction costs, which will be recorded in the first quarter of 2017.

•
2016 Receivable Sales: Sales of real estate secured receivables during the year ended December 31, 2016 with an unpaid principal balance of approximately $10.1 billion (aggregate carrying value of approximately $9.0 billion) at the time of each respective sale. Aggregate cash consideration received totaled approximately $9.7 billion resulting in an after-tax gain of approximately $400 million, net of transaction costs, which was recorded during the year ended December 31, 2016.

We have included the February 2017 Receivable Sale and the 2016 Receivable Sales in the Pro Forma Financial Information because of the similar nature of these transactions as we believe this provides a more useful presentation regarding the activities of our on-going receivable sales program that have occurred in the current and prior fiscal years.
Consistent with the requirements of Article 11 of Regulation S-X, the pro forma consolidated statement of income (loss) has been presented on a continuing operations basis.
The unaudited pro forma condensed consolidated balance sheet at December 31, 2016 assumes the March 2017 Receivable Sale and the February 2017 Receivable Sale (collectively the "2017 Receivable Sale Transactions") occurred on December 31, 2016. As a result, the actual pro forma impact to our condensed consolidated balance sheet will differ based upon the balances of the assets and liabilities outstanding and the cash proceeds received at the time the transactions were completed. As the historical condensed consolidated balance sheet at December 31, 2016 already fully reflects the 2016 Receivable Sales, there are no pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet related to the 2016 Receivable Sales.
The unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2016 was prepared assuming the Receivable Sale Transactions all took place on January 1, 2016.
The Pro Forma Financial Information is presented for illustrative purposes only and does not necessarily indicate what the results of operations or financial position would have been had the pro forma adjustments occurred on the dates referred to above or purport to be indicative of the future results of operations or financial position of HSBC Finance.

HSBC Finance Corporation

HSBC Finance Corporation
Pro Forma Condensed Consolidated Balance Sheet
At December 31, 2016
(Unaudited)

	Historical HSBC Finance Corporation	March 2017 Receivable Sale Adjustments(1)		February 2017 Receivable Sale Adjustments(1)		HSBC Finance Corporation Pro Forma
	(in millions)
Assets
Cash	$128	$2,626	A	$1,477	A	$4,231
Interest bearing deposits with banks	1,500	—		—		1,500
Securities purchased under agreements to resell	2,392	—		—		2,392
Receivables held for sale	5,674	(2,626)	B	(1,030)	B	2,018
Deferred income taxes, net	2,897	13	C	(152)	C	2,758
Bank owned life insurance	817	—		—		817
Other assets	474	—		—		474
Total assets	$13,882	$13		$295		$14,190

Liabilities
Debt:
Due to affiliates	$3,300	$—		$—		$3,300
Long-term debt	4,340	—		—		4,340
Total debt	7,640	—		—		7,640
Other liabilities	808	34	D	40	D	882
Total liabilities	8,448	34		40		8,522

Equity
Redeemable preferred stock	1,000	—		—		1,000
Common equity:
Common stock	—	—		—		—
Additional paid-in-capital	23,138	—		—		23,138
Accumulated deficit	(18,728)	(21)	E	255	E	(18,494)
Accumulated other comprehensive loss	24	—		—		24
Total common equity	4,434	(21)		255		4,668
Total equity	5,434	(21)		255		5,668
Total liabilities and equity	$13,882	$13		$295		$14,190

(1)	See Note 1, "Summary of Transactions," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC Finance Corporation

HSBC Finance Corporation
Pro Forma Consolidated Statement of Income (Loss)
Year Ended December 31, 2016
(Unaudited)

	Historical HSBC Finance Corporation	March 2017 Receivable Sale Adjustments(1)		February 2017 Receivable Sale Adjustments(1)		2016 Receivable Sales Adjustments(1)		HSBC Finance Corporation Pro Forma

Interest income	$1,025	$(209)	F	$(155)	F	$(465)	F	$196
Interest expense	512	—		—		—		512
Net interest income	513	(209)		(155)		(465)		(316)
Provision for credit losses	621	(28)	G	(426)	G	(46)	G	121
Net interest income (loss) after provision for credit losses	(108)	(181)		271		(419)		(437)
Other revenues:
Derivative related expense	(108)	—		—		—		(108)
Gain on debt designated at fair value and related derivatives	52	—		—		—		52
Servicing and other fees from HSBC affiliates	1	—		—		—		1
Lower of amortized cost or fair value adjustment on receivables held for sale	(212)	(4)	H	(12)	H	137	H	(91)
Gain on sale of real estate secured receivables	633	—		—		(633)	I	—
Other income	23	—		—		(6)	J	17
Total other revenues	389	(4)		(12)		(502)		(129)
Operating expenses:
Salaries and employee benefits	158	(24)	K	(26)	K	(38)	K	70
Occupancy and equipment expenses, net	17	—		—		—		17
Real estate owned expenses	7	—		—		—		7
Support services from HSBC affiliates	158	—		—		—		158
Provision for securities litigation liability	575	—		—		—		575
Other expenses	180	(29)	L	(31)	L	(34)	L	86
Total operating expenses	1,095	(53)		(57)		(72)		913
Income (loss) from continuing operations before income tax	(814)	(132)		316		(849)		(1,479)
Income tax expense (benefit)	(258)	(50)	M	119	M	(317)	M	(506)
Income (loss) from continuing operations	$(556)	$(82)		$197		$(532)		$(973)

(1)	See Note 1, "Summary of Transactions," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC Finance Corporation

HSBC FINANCE CORPORATION
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

1.    Summary of Transactions

The unaudited pro forma condensed consolidated balance sheet at December 31, 2016 assumes the 2017 Receivable Sale Transactions occurred on December 31, 2016. As a result, the actual pro forma impact to our condensed consolidated balance sheet will differ based upon the balances of the assets and liabilities outstanding and the cash proceeds received at the time the transactions were completed.
The unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2016 was prepared assuming the Receivable Sale Transactions took place on January 1, 2016.
The following pro forma adjustments have been reflected in the Pro Forma Financial Information. All adjustments are based on current assumptions which are subject to change.
Pro Forma Condensed Consolidated Balance Sheet Adjustments

A	Represents estimated cash proceeds received as a result of the 2017 Receivable Sale Transactions.

B	Represents the removal of receivables held for sale which are included in the 2017 Receivable Sale Transactions.

C	Represents the change in the deferred tax asset balance as a result of the 2017 Receivable Sale Transactions.

D	Represents estimated transaction costs for the 2017 Receivable Sale Transactions.

E
Represents the estimated after-tax gain (loss) on the 2017 Receivable Sale Transactions based on asset values at December 31, 2016 and an estimated purchase price as of December 31, 2016 at the statutory income tax rate of 37.327 percent.

Pro Forma Consolidated Income Statement Adjustments

F	Represents the removal of interest income associated with the receivables which are included in the Receivable Sale Transactions.

G	The pro forma adjustment for the provision for credit losses reflects the following:

	March 2017 Receivable Sale Adjustments	February 2017 Receivable Sale Adjustments	2016 Receivable Sales Adjustments
	(in millions)
Removal of the provision for credit losses recorded on receivables included in the Receivable Sale Transactions prior to their transfer to held for sale	$2	$14	$4
Removal of the initial lower of amortized cost or fair value adjustment that was recorded as a component of the provision for credit losses on receivables included in the Receivable Sale Transactions during the period in which they were transferred to held for sale	(30)	(440)	(50)
Provision for credit losses pro forma adjustment	$(28)	$(426)	$(46)

HSBC Finance Corporation

H	The pro forma adjustment for the lower of amortized cost or fair value adjustment reflects the following:

	March 2017 Receivable Sale Adjustments	February 2017 Receivable Sale Adjustments	2016 Receivable Sales Adjustments
	(in millions)
Removal of the actual lower of amortized cost or fair value adjustment that was recorded as a component of other revenues on receivables in the Receivable Sale Transactions	$70	$(4)	$100
Pro forma lower of amortized cost or fair value adjustment associated with receivables in the held for sale portfolio that was not included in the Receivable Sale Transactions. Removing the sold receivables from the portfolio results in a different lower of amortized cost or fair value adjustment on the remaining receivables as a result of the change in mix in the receivables held for sale portfolio.	(74)	(8)	37
Lower of amortized cost or fair value pro forma adjustments	$(4)	$(12)	$137

I
Represents the removal of the gains associated with the 2016 Receivable Sale Transactions which are considered nonrecurring items. Consistent with the requirements of Article 11 of Regulation S-X, nonrecurring items are excluded in pro forma consolidated statements.

J	Represents the removal of servicing fee revenue earned following the 2016 Receivable Sale Transactions through the date servicing was transferred to the purchaser.

K	Represents the removal of salaries and employee benefits associated with the receivables included in the Receivable Sale Transactions.

L	Represents the removal of other expenses associated with the receivables included in the Receivable Sale Transactions.

M	Represents the net effect of the pro forma adjustments at the statutory income tax rate of 37.327 percent.

2.    Use of Proceeds

Based on asset values at December 31, 2016, total consideration received as a result of the March 2017 Receivable Sale and February 2017 Receivable Sale would have been approximately $2.6 billion and $1.5 billion, respectively. HSBC Finance intends to invest the proceeds from these transactions in short-term investments to be used to pay down long-term debt as it matures and for general corporate purposes.
Total consideration received as a result of the 2016 Receivable Sale Transactions was $9.7 billion. The proceeds from the 2016 Receivable Sale Transactions were used to redeem preferred stock, pay down long-term debt and borrowing from affiliates, pay a litigation settlement and for general corporate purposes.